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                                                                    Exhibit 3(b)

                                    BYLAWS

                 (AMENDED AND RESTATED THROUGH JUNE 21, 1996)

                           SOUTH JERSEY GAS COMPANY

                                   ARTICLE I

                                 SHAREHOLDERS
                                 ------------

     Section 1.  Annual Meeting.  The Company shall hold annually a regular
                 ---------------
meeting of its shareholders for the election of directors and for the transaction of general business at the principal office of the Company in Folsom, New Jersey, or at such other place in the State of New Jersey (within or outside the Boro of Folsom) as may be designated by the Board of Directors, at 9:00 in the forenoon prevailing time, or at such other hour as may be designated by the Board of Directors, on the next to the last Thursday in April of each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business except in cases in which special notice is required by Statute, by the Charter or by the Bylaws.

     Section 2.  Special Meetings.  At any time in the interval between annual
                 -----------------
meetings, special meetings of the shareholders may be called by the Chairman of the Board, the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting, or may be called by three or more shareholders having voting powers as provided for under the Corporation
Law of the State of New Jersey.

     Section 3.  Notice of Meetings.  Written or printed notice of every meeting
                 -------------------
of the shareholders shall be given to each shareholder entitled to vote at such meeting, not less than ten days before such meeting, by the Chairman of the Board, the President or any Vice President, or by the Secretary or any Assistant Secretary, by leaving the same with him or at his residence or usual place of business, or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Company on the record date for such meeting, as provided in Section 3 of Article V of these Bylaws. In the event of the transfer of stock after the giving of such notice and prior to the holding of the meeting, it shall not be necessary to give notice of the meeting to the transferee. Notice of every special meeting shall state the place, day, and hour of such meeting and the general nature of the business proposed to be transacted thereat. Failure to give notice of any annual meeting or any irregularity in such notice of any annual meeting or any irregularity in such notice shall not affect the validity of such annual meeting or of any proceedings at

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such meeting (other than proceedings of which special notice is required by law, by the Charter, or by the Bylaws). It shall not be requisite to the validity of any meeting of shareholders that notice thereof, whether prescribed by law, by the Charter or by the Bylaws, shall have been given to any shareholder who attends in person or by proxy, or to any shareholder who in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice other than by oral announcement need be given of any adjourned meetings of shareholders.

    Section 4.  Quorum.  At all meetings of shareholders, a majority of the
                -------
outstanding shares of capital stock entitled to vote, represented by shareholders in person or by proxy, shall constitute a quorum for the transaction of business; but in the absence of a quorum the shareholders present in person or by proxy at the time and place fixed by Section 1 of this Article I for an annual meeting, or designated in the notice of a special meeting, or at the time and place of any adjournment thereof, by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

    Section 5.  Judges of Election.  Judges of election, who need not be
                -------------------
shareholders, shall be appointed by the Board of Directors for any meeting of shareholders for the election of directors and may be so appointed for any other meeting of shareholders. In case any of the judges of election shall be absent or unable or unwilling to serve, all such vacancies may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as chairman. Every election of directors shall be conducted by ballot by two judges and, after the election, they shall file with the Secretary a certificate of the results thereof, with the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at the meeting and shall certify the result thereof.

    Section 6.  Voting and Proxies.  Any shareholder having the right to vote at
                -------------------
any meeting shall be entitled to one vote for each share of stock held by him, provided that, at all meetings for the election of directors, each shareholder entitled to vote thereat shall be entitled to as many votes as shall equal the number of shares held by him, multiplied by the number of directors to be elected, and each such shareholder may cast all of such votes for a single director or may distribute them amoung the total number of directors to be voted for, or among any two or more of such directors as such shareholder may see fit.


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     Any shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy, but no proxy which is dated more than two months prior to the meeting at which it is offered shall confer the right to vote thereat. Every proxy shall be in writing, subscribed by a shareholder or his duly authorized attorney in fact, and dated, but need not be sealed, witnessed, or acknowledged.

     Section 7.  List of Shareholders.  A complete list of the shareholders
                 ---------------------
entitled to vote at the annual meeting of the shareholders or at any special meeting of shareholders, arranged in alphabetical order, with the mailing address of each according to the records of the Company and the number of voting shares held by each, shall be prepared by the Secretary or any Assistant Secretary and filed in the office where the meeting is to be held, at least ten days before each meeting of shareholders, shall be subject to inspection by any shareholder during usual business hours, shall be produced and kept open at the time and place of meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 1.  Election and Powers.  The business and property of the Company
                 --------------------
shall be conducted and managed by its Board of Directors, consisting of seven directors, which Board may exercise all the powers of the Company except such as are by statute, by the Charter, or by these Bylaws conferred upon or reserved to the shareholders. The members of the Board of Directors shall be elected by the shareholders at their annual meeting or at any meeting held in lieu thereof, except as provided in Section 8 of this Article II. Each director shall hold office until the annual meeting held next after his or her election and until his or her successor shall have been duly chosen and qualified, or until he or she shall have resigned, or shall have been removed in the manner provided in
Section 10 of this Article II. The Board of Directors shall keep full and fair account of its transactions.

     Section 2.  First Regular Meeting.  After each meeting of shareholders at
                 ----------------------
which a Board of Directors shall have been elected, the Board of Directors so elected shall meet at the same place immediately following adjournment of the shareholders' meeting for the purpose of organization and the transaction of other business, unless some other time and place shall be designated by the shareholders at their meeting.

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     Section 3.  Additional Regular Meetings.  In addition to the first regular
                 ----------------------------
meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors, or by a majority of the directors in writing without a meeting.

     Section 4.  Special Meetings.  Special meetings of the Board of Directors
                 -----------------
shall be held whenever called by the Chairman of the Board, the President or by the Board of Directors or by a majority of the Board of Directors in writing, with or without a meeting.

     Section 5.  Place of Meetings.  Subject to the provisions of Section 2 of
                 ------------------
this Article II, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of New Jersey as it may, from time to time, determine. In the absence of any such determination, such regular and special meetings of the Board of Directors shall be held at such places as may be designated in the calls therefor.

     Section 6.  Notice of Meetings.  Notice of the place, day and hour of every
                 -------------------
meeting shall be given to each director at least two days before the meeting, by delivering the same to him personally, or by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, upon three days' notice, by mailing it, postage prepaid, and addressed to him at his last known mailing address, according to the records of the Company. It shall not be requisite to the validity of any meetings of the Board of Directors, that notice thereof shall have been given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice other than by oral announcement need be given of any adjourned meetings of the Board of Directors. All regular meetings of the Board of Directors shall be general meetings, that is to say, open for the transaction of any business within the powers of the Company without special notice of such business, except in cases in which special notice is required by law, by the Charter, by these Bylaws, or by the call of such meeting.

     Section 7.  Quorum.  At all meetings of the Board of Directors, a majority
                 -------
of the total number of the directors shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Charter, or by these Bylaws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the directors present by majority vote may adjourn the meeting from time to time without notice other than by oral announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

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        Section 8. Vacancies. Vacancies occurring in the Board of Directors,
                   ----------
through any cause other than removal by the shareholders, including vacancies created by an increase in the number of directors, may be filled by the vote of a majority of the remaining directors.

        Section 9. Compensation. The directors may be compensated for their
                   -------------
services on an annual basis and/or they may receive a fixed sum for attendance at each regular or special meeting and every adjournment thereof; such compensation or fixed sum to be fixed from time to time by resolution by the Board of Directors. The directors shall be reimbursed for all reasonable traveling expenses incurred in attending meetings. Directors who are employees of the Company shall not receive compensation for their services as directors; but nothing in this Section shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

        Section 10. Removal. At any meeting of the shareholders called for the
                    --------
purpose, any director may, by vote of the shareholders entitled to cast a majority in number of all the votes, be removed from office, with or without cause, and another be elected in the place of the person so removed, to serve for the remainder of his term.

                                  ARTICLE III

                                  COMMITTEES

        Section 1. Executive Committee. The Board of Directors, by resolution
                   --------------------
adopted by a majority of the whole Board of Directors, may designate an Executive Committee of three or more directors and shall appoint one of the directors so designated to be Chairman of the Executive Committee. The Chief Executive Officer of the Company shall be ex officio a member of the Executive Committee. The Executive Committee shall formulate policies to be followed in planning and conducting the business and affairs of the Company. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company conferred by these Bylaws or otherwise. The Executive Committee shall keep full and fair account of its transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision and alteration by the Board of Directors; provided that no rights of third persons shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board of Directors.

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     Section 2.  Compensation.  Members of the Executive Committee may be
                 -------------
compensated for their services on an annual basis and/or they may receive a fixed sum for attendance at each meeting of the Executive Committee and every adjournment thereof; such compensation or fixed sum to be fixed from time to time by resolution of the Board of Directors. The members of the Executive Committee shall be reimbursed for all reasonable traveling expenses incurred in attending meetings. Members of the Executive Committee who are employees of the Company shall not receive compensation for their services as members of such Committee; but nothing in this Section shall preclude a member of the Executive Committee from serving the Company in any other capacity and receiving compensation therefor or shall preclude the Chairman of the Executive Committee from receiving compensation for his services as such Chairman.

     Section 3. Meetings of the Executive Committee. The Executive Committee
                ------------------------------------
shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of the Chairman of the Executive Committee or any two members of the Committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 5 and Section 6 of Article II relating to the place of holding and notice required of meetings of the Board of Directors shall govern the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

     Section 4.  Other Committees.  The Board of the Directors may by resolution
                 -----------------
designate such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

     Section 1.  Executive Officers.  The Executive Officers of the Company
                 -------------------
shall be a President, one or more Vice Presidents (one or more of whom may be designated as Executive Vice President or Senior Vice President), a Secretary, a Treasurer, and a Controller. The Board of Directors may also designate the Chairman of the Board as an Executive Officer, which designation may be cancelled by the Board at any time. The Executive Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders and each such Officer shall hold office until the corresponding meeting in the next year and until his successor shall have

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been duly chosen and qualified, or until he shall have resigned or shall have been removed, in the manner provided in Section 12 of this Article IV. Whether or not the Chairman of the Board has been designated as an Executive Officer, he shall be elected and hold office as set forth in the preceding sentence. Any vacancy in any of the above-mentioned offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

         Section 2. Chairman of the Board.  The Chairman of the Board shall have
                    ----------------------
such powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors. He may, from time to time, delegate to any other Officer such powers and such duties as he deems advisable. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders at which he is present (except as he may request the President to so preside). If the Chairman of the Board is designated as the Chief Executive Officer, he shall have the powers and duties of the Chief Executive Officer referred to in the next section of these Bylaws.

         Section 3. President.  The President shall be the Chief Executive
                    ----------
Officer, unless the Board of Directors designates the Chairman of the Board as the Chief Executive Officer. As Chief Executive Officer, the President shall carry out policies adopted or approved by the Board of Directors and shall have general charge and supervision of the business of the Company, subject to the control of the Board of Directors. The President, if not designated the Chief Executive Officer, shall have such powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or by the Chief Executive Officer.

         Section 4. Vice Presidents. At the request of the President, or in his
                    ----------------
absence or disability, any Vice President shall perform all the duties of the President, and when so acting shall have the powers of the President, unless otherwise determined by the Board of Directors. Each Vice President shall also have and exercise such powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer.

         Section 5. Secretary. The Secretary shall record the proceedings of the
                    ----------
meeting of the Board of Directors and, if so directed, of the Executive Committee, in books provided for that purpose; he shall see that all notices of meetings of the Directors are duly given in accordance with the provisions of these Bylaws, or as required by law; he shall be custodian of the Directors' minutes and of the corporate

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seal or seals of the Company; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Company, under its seal, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of a Secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 6.  Treasurer.  The Treasurer shall serve as the chief financial
                 ----------
officer and shall have charge of and be responsible for procuring capital and maintaining financial arrangements as shall, from time to time, be selected by the Board of Directors; he shall manage the level of funds deposited in banks, trust companies, or other depositories so as to minimize the cost of borrowing such funds as shall be periodically required and to maximize the return on the investment of Company funds as shall from time to time, be available; and, in general, he shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

      Section 7.  Controller.  The Controller shall serve as the chief
                  -----------
accounting officer and shall have charge of the accounting books and records of the Company; he shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Company; he shall have charge of and be responsible for the receipt and disbursement of all funds of the Company and shall deposit or cause to be deposited, in the name of the Company, all moneys or valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors; and, in general, he shall perform all the duties incident to the duties of a Chief Accounting Officer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

     Section 8.  Assistant Officers.  The Board of Directors may elect one or
                 -------------------
more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Assistant Controllers. Each Assistant Vice President, if any, each Assistant Secretary, if any, each Assistant Treasurer, if any, and each Assistant Controller, if any, shall hold office for such period and shall have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may prescribe.

     Section 9.  Subordinate Officers.  The Board of Directors may select such
                 ---------------------
subordinate Officers as it may deem desirable. Each such Officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors or the Chief Executive Officer may

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prescribe. The Board of Directors may, from time to time, authorize any Officer to appoint and remove subordinate Officers and prescribe the powers and duties thereof.

        Section 10. Certain Powers of Officers. Certificates of Stock of the
                    --------------------------
Company shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary or the Controller or any Assistant Controller of the Company. The President may sign and execute in the name of the Company all authorized deeds, mortgages, bonds, contracts, or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other Officer or Agent of the Company.

        Section 11. Officers Holding Two or More Offices. Any two of the
                    ------------------------------------
above-mentioned offices, except those of President and Secretary or Assistant Secretary, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument be required by Statute, by the Charter, or by these Bylaws, to be executed, acknowledged, or verified by any two or more Officers.

        Section 12. Compensation. The Board of Directors shall have power to fix
                    ------------
the compensation of all Officers of the Company. It may authorize any Officer, upon whom the power of appointing subordinate Officers may have been conferred, to fix the compensation of such subordinate Officers.

        Section 13. Removal. Any Officer of the Company may be removed, with or
                    -------
without cause, by vote of a majority of the entire board of Directors at a meeting called for that purpose, or (except in case of an Officer elected by the Board of Directors) by an Officer upon whom such power of removal may have been conferred.

                                   ARTICLE V

                                     STOCK

        Section 1. Certificates. Every shareholder shall be entitled to a
                   ------------
certificate or certificates of stock of the Company in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Company, and setting forth the number and kind of shares represented thereby to which each shareholder is entitled. Such certificates shall be signed by the Chairman of the Board or the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary or the Controller or any Assistant Controller of the Company. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be

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countersigned and/or registered by one or more of such Transfer Agents and/or
Registrars. If certificates of capital stock of the Company are signed by a Transfer Agent and by a Registrar, the signature of the officers of the Company and the seal of the Company thereon may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing and sealing of stock certificates shall include, in cases above permitted, such facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Board of Directors of the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.

     Section 2.  Transfer of Shares.  The Board of Directors shall have power
                 -------------------
and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates of stock.

     Section 3.  Record Dates.  The Board of Directors is hereby authorized to
                 -------------
fix the time, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion, or exchange of capital stock shall go into effect, during which the books of the Company shall be closed against transfers of stock; provided, however, that in case of any such closing of the stock transfer books, notice thereof shall be mailed to the shareholders at their last known address as the same appears upon the books of the Company, at least ten (10) days before the closing thereof. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors shall have the authority to fix in advance a date, not exceeding fifty (50) days preceding (1) the date of any meeting of shareholders,
(2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such

                                      10
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divided, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. In any case in which the Board of Directors does not provide for the closing of the Books against transfer of stock as aforesaid, or fix a record date as aforesaid, the twentieth day preceding the date of the meeting of shareholders, the dividend payment date or the date for the allotment of rights, shall be the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

     Section 4.  Mutilated, Lost or Destroyed Certificates.  The holder of any
                 -----------------------------------------
certificate representing shares of stock of the Company shall immediately notify the Company of any mutilation, loss, or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Company against loss or liability by reason of the issuance of such new certificate or certificates, and the failure of such holder to comply with the requirements of this Section 4 shall constitute a waiver by such holder of any right to receive such new certificate or certificates, provided however that no deposit of indemnity, other than personal bond, shall be required for the issuance of one or more new certificates where the value of the number of shares in the aggregate does not exceed $200.00. The Board of Directors may, in its discretion, refuse to issue such new certificates, save upon the order of some Court having jurisdiction in such matters.

                                  ARTICLE VI

                             DIVIDENDS AND FINANCE

     Section 1.  Dividends.  Subject to the provisions of the Charter, the Board
                 ---------
of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Company, or upon any class of such stock. Except as otherwise provided by the Charter, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other

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purposes as the directors shall think conducive to the interest of the Company, and the directors may abolish any such reserve in the manner in which it was created.

        Section 2.  Checks, Drafts, Etc.  All checks, drafts, or orders for the
                    --------------------
payment of money, notes, and other evidences of indebtedness, issued in the name of the Company, shall unless otherwise provided by the Board of Directors, be signed by the Treasurer or an Assistant Treasurer, or the Controller or an Assistant Controller and countersigned by the Chairman of the Board or the President or a Vice President or the Secretary.

        Section 3.  Annual Reports.  A report on the affairs of the Company
                    ---------------
shall be submitted at the annual meeting of the shareholders. Such statement shall be prepared by such executive officer of the Company as may be designated by the Board of Directors. If no other executive officer is so designated, it shall be the duty of the Chairman of the Board to prepare such statement.

        Section 4. Fiscal Year. The fiscal year of the Company shall be the
                   ------------
calendar year, unless otherwise provided by the Board of Directors.

                                  ARTICLE VII

                                INDEMNIFICATION

        Section 1.  Right to Indemnification.  The Company shall indemnify any
                    -------------------------
corporate agent against his expenses and liabilities in connection with any proceedings involving the corporate agent by reason of his being or having been such a corporate agent to the extent that (a) such corporate agent is not otherwise indemnified; and (b) the power to do so has been or may be granted by statute; and for this purpose the Board of Directors may, and on request of any such corporate agent shall be required to, determine in each case whether or not the applicable standards in any such statute have been met, or such determination shall be made by independent legal counsel if the Board so directs or if the Board is not empowered by statute to make such determination.

        Section 2.  Prepayment of Expenses.  To the extent that the power to do
                    -----------------------
so has been or may be granted by statute, the Company shall pay expenses incurred by a corporate agent in connection with a proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such corporate agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided by statute.

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     Section 3.  Indemnification Not Exclusive. This indemnification shall not
                 -----------------------------
be exclusive of any other rights to which a corporate agent may be entitled, both as to any action in his official capacity or as to any action in another capacity while holding such office, and shall inure to the benefits of the heirs, executors, or administrators of any such corporate agent.

     Section 4.  Insurance and Other Indemnification. The Board of Directors
                 -----------------------------------
shall have the power to (a) purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has been or may be granted by statute and (b) give other indemnification to the extent permitted by law.

     Section 5.  Definitions. As used in this Article,
                 -----------

     (a) "corporate agent" means any person who is or was a Director, officer, employee or agent of the Company and any person who is or was a Director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Company, or the legal representative of any such Director, officer, trustee, employee or agent;

     (b) "other enterprises" means any domestic or foreign corporation, other than the Company, and any partnership, joint venture, sole proprietorship, trust or other enterprise whether or not for profit, served by a corporate agent;

     (c)  "expenses" means reasonable costs, disbursements, and counsel fees;

     (d) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgements, fines, and penalties;

     (e) "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

                                 ARTICLE VIII

                               SUNDRY PROVISIONS

     Section 1.  Seal. The Corporate Seal of the Company shall contain within a
                 ----
circle the words "South Jersey Gas Company," and in an inner circle the word "SEAL." If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Company.

     Section 2.  Books and Records.  The Board of Directors may determine from
                 ------------------
time to time whether and, if allowed, when and under what conditions and regulations, the books and records of the Company, or any of them, shall be open to the inspection of shareholders and the rights of shareholders in this respect are and shall be limited accordingly, except as otherwise provided by Statute. Under no circumstances shall any shareholder have the right to inspect any book or record or receive any statement for an illegal or improper purpose.

     Section 3.  Bonds.  The Board of Directors may require any officer, agent,
                 ------
or employee of the Company to give a bond to the Company, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

     Section 4.  Voting upon Stock in Other Corporations.  Any Stock in other
                 ----------------------------------------
corporations, which may from time to time be held by the Company, may be represented and voted at any meeting of shareholders of such other corporations by the Chairman of the Board, the President or a Vice President of the Company or by proxy executed in the name of the Company by the Chairman of the Board, the President or a Vice President with the corporate seal affixed and attested by the Secretary or an Assistant Secretary.

     Section 5.  Amendments.  These Bylaws may be altered or amended at any
                 -----------
annual meeting of the shareholders or at any special meeting called for that purpose, by a majority vote of all the shareholders entitled to vote at such meeting, or at any meeting of the Board of Directors, by a majority vote of the directors, provided notice of any such proposed alteration or amendment shall be given in the notice of any such meeting.

                                  Amendments
                                  ----------


Article  II, Section  1 amended February 19, 1959.
Article   I, Section  1 amended February 19, 1960.
Article   I, Section  1 amended February 21, 1963
Article  IV, Section  8 amended August 19, 1965.
Article   V, Section  1 amended August 19, 1965.
Article   I, Section  1 amended June 20, 1968.
Article   I, Section  1 amended April 16, 1970.
Article  II, Section  1 amended August 19, 1971.
Article  II, Section  1 amended June 22, 1972.
Article  II, Section  1 amended August 23, 1973.
Article  II, Section  1 amended February 20, 1975.
Article  II, Section  11 repealed August 21, 1975.
Article VII, Renum. Article VIII August 21, 1975.
Article VII, Newly added August 21, 1975.
Article   I, Section  1 amended December 18, 1975.
Article  II, Section  1 amended February 19, 1976.
Article  II, Section  1 amended February 17, 1977.
Article  IV, Section  3-11 renum. April 21, 1977.
Article  IV, Section  3 newly added April 21, 1977.
Article  VI, Section  1 amended April 21, 1977.
             Bylaws restated in their entirety.
Article  II, Section  1 amended February 16, 1978.
Article  II, Section  1 amended February 15, 1979.
Article  II, Section  1 amended August 23, 1979.
Article III, Section  1 amended October 24, 1980.
Article  IV, Section  1,2 & 3 amended October 24, 1980.
Article  II, Section  1 amended April 22, 1981.
Article  II, Section  1 amended October 23, 1981.
Article  IV, Section  1-12 amended October 23, 1981.
Article  II, Section  1 amended January 21, 1983.
Article  II, Section  1 amended May 22, 1985.
Article  II, Section  1 amended April 17, 1986.
Article  IV, Section  1 & 6-13 amended March 18, 1988.
             effective April 1, 1988.
Article   V, Section  1 amended March 18, 1988, effective
             April 1, 1988.
Article  VI, Section  2 amended March 18, 1988, effective
             April 1, 1988.
Article  II, Section  1 amended April 18, 1989, effective
             April 19, 1989 (Spl. Mtg.)
Article  II, Section  1 amended October 20, 1989.
Article  II, Section  1 amended April 19, 1990.
Article  II, Section  1 amended October 1, 1990.
Article  II, Section  1 amended April 23, 1992.
Article  II, Section  1 amended April 22, 1993.
Article  II, Section  1 amended October 21, 1994.
Article  II, Section  1 amended April 20, 1995.
Article  II, Section  1 amended June 21, 1996.



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